EXHIBIT 23(b)


                      INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement
No. 33-18645 on Form S-3, Registration Statement No. 33-47813 on Form S-3, as amended by Amendment No. 1 thereto, and Registration Statement No. 33-69786 on Form S-3, as amended by Amendments No. 1 and 2 thereto, of FPL Group Capital Inc, of our report dated February 11, 1994 appearing in this Annual Report on Form 10-K of FPL Group Capital Inc for the year ended December 31, 1993.


PRICE WATERHOUSE
Woodland Hills, California

March 21, 1994